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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this registration statement on Form SB-2 dated March 9, 2001 of our report dated November 20, 2000, relating to the financial statements of Email Mortgage, Inc. as of October 31, 2000 and to the reference to our firm under the caption EXPERTS in the registration statement.




                            James E. Scheifley & Associates, P.C.
                           Certified Public Accountants

March 9, 2001
Dillon, Colorado